Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ~~~~~~~~~~~~~
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                                  ~~~~~~~~~~~~~~
                              UTILICORP UNITED INC.
             (Exact name of Registrant as specified in its charter)

                               Delaware 44-0541877
                  (State or other jurisdiction (I.R.S. Employer
              of incorporation or organization) Identification No.)
                              20 West Ninth Street
                        Kansas City, Missouri 64105-1711
              (Address of Registrant's principal executive offices)
                              UTILICORP UNITED INC.
                 AMENDED AND RESTATED 1986 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              Richard C. Green, Jr.
                              UtiliCorp United Inc.
                              20 West Ninth Street
                        Kansas City, Missouri 64105-1711
                                 (816) 421-6600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                             Dennis P. Wilbert, Esq.
                       Blackwell Sanders Peper Martin LLP
                          2300 Main Street, Suite 1000
                           Kansas City, Missouri 64108
                                 (816) 983-8000

                         CALCULATION OF REGISTRATION FEE

                                        Proposed     Proposed
Tile of securities      Amount to be    maximum      maximum       Amount of
to be registered        Registered      offering     aggregate     Registration
                                        price per    offering      fee
                                        share (1)    price (1)
--------------------------------------------------------------------------------
Common Stock, par value  4,500,000      $19.0938     $85,921,875    $22,684
$1.00 per share
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The maximum offering price per share is based on the average of the high and low prices of the Registrant's Common Stock as listed on the New York Stock Exchange on January 14, 2000.

                                EXPLANATORY NOTE

The purpose of this Registration Statement is to register 4,500,000 additional shares of Common Stock, par value $1.00 per share, of UtiliCorp United Inc. (the "Company"), issuable pursuant to the Company's Amended and Restated 1986 Stock Incentive Plan. In accordance with General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (No. 33-38670) are incorporated herein by reference.

Item 8:   exhibits

5        Opinion of Blackwell Sanders Peper Martin LLP, counsel to the Company.
23.1     Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5).
23.2 Consent of Arthur Andersen LLP, Kansas City, Missouri, independent public accountants.
24       Power of Attorney.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on January 19, 2000.

                                        UTILICORP UNITED INC.



                                        By: /s/ Dale J. Wolf
                                            Dale J. Wolf
                                            Vice President-Finance, Treasurer
                                            and Corporate Secretary


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


          SIGNATURE                              TITLE

Richard C. Green, Jr.*             Chairman of the Board and Chief Executive
                                   Officer (Principal Executive Officer)


/s/ Peter Lowe
Peter Lowe                         Chief Financial Officer and Chief Accounting
                                   Officer (Principal Financial Officer and
                                   Principal Accounting Officer)

Richard C. Green, Jr.*     )
Irvine O. Hockaday, Jr.*   )
John R. Baker*             )
Herman Cain*               )
Robert K. Green*           )        A majority of the Board of Directors
Avis G. Tucker*            )
Robert F. Jackson, Jr.*    )
L. Patton Kline*           )
Stanley O. Ikenberry*      )


*By: /s/ Dale J. Wolf
         Dale J. Wolf

          As attorney-in-fact for the above-named officers and directors pursuant to powers of attorney duly executed by such persons.

                                                                      Exhibit 5

               --------------------------------------------------
                LETTERHEAD OF BLACKWELL SANDERS PEPER MARTIN LLP
               --------------------------------------------------

                                January 19, 2000


UtiliCorp United Inc.
20 West Ninth Street
Kansas City, Missouri 64105-1711

Ladies and Gentlemen:

     We refer to the Registration Statement of UtiliCorp United Inc. (the "Registrant") on Form S-8 to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an additional 4,500,000 shares of the Registrant's Common Stock, $1.00 par value (the "Common Stock"), to be issued under the UtiliCorp United Inc. Amended and Restated 1986 Stock Incentive Plan (the "Plan").

     We are familiar with the proceedings to date with respect to such proposed sale and have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion. Based upon and subject to the foregoing, it is our opinion that the additional 4,500,000 shares of Common Stock to be issued under the Plan have been duly authorized, and, when purchased in accordance with the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,


                                        /s/ Blackwell Sanders Peper Martin LLP

                                                                 Exhibit 23.2

                        ---------------------------------
                        LETTERHEAD OF ARTHUR ANDERSEN LLP
                        ---------------------------------



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation
by  reference  in  this   Registration Statement on Form S-8, used to register
4,500,000 shares of Common Stock of UtiliCorp United Inc. of our report dated February 1, 1999, included in UtiliCorp United Inc.'s Annual Report on Form 10-K
for the year ended  December  31,  1998, and  to  all   references   to  our
firm  included  in  the Registration Statement.


                                           /s/ Arthur Andersen LLP


Kansas City, Missouri
January 17, 2000

                                                                      Exhibit 24

                                POWER OF ATTORNEY

     We, the undersigned Directors and Officers of UtiliCorp United Inc., do hereby name, constitute and appoint Richard C. Green, Jr., Robert K. Green or Dale J. Wolf, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or Officers, to sign and execute a Registration Statement on Form S-8, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of not more than 4,500,000 shares of Common Stock of UtiliCorp United Inc. to be issued pursuant to the UtiliCorp United Inc. 1986 Amended and Restated Stock Incentive Plan. Executed this 4th day of August, 1999.

/s/ Richard C. Green, Jr.                         /s/ Avis G. Tucker
-------------------------------                   ------------------------------
RICHARD C. GREEN, JR.                             AVIS G. TUCKER

/s/ Irvine O. Hockaday, Jr.                       /s/ Robert F. Jackson, Jr.
-------------------------------                   ------------------------------
IRVINE O. HOCKADAY, JR.                           ROBERT F. JACKSON, JR.

/s/ John R. Baker                                 /s/ L. Patton Kline
-------------------------------                   ------------------------------
JOHN R. BAKER                                     L. PATTON KLINE

/s/ Herman Cain                                   /s/ Stanley O. Ikenberry
-------------------------------                   ------------------------------
HERMAN CAIN                                       STANLEY O. IKENBERRY

/s/ Robert K. Green                               /s/ Dale J. Wolf
-------------------------------                   ------------------------------
ROBERT K. GREEN                                   DALE J. WOLF

/s/ James S. Brook
-------------------------------
JAMES S. BROOK